                                                                      EXHIBIT 23
                                                                      ----------

                [LETTERHEAD OF COOPERS & LYBRAND APPEARS HERE]

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Abercrombie & Fitch Co. on Form S-4, Registration No. 333-46423 and Form S-8, Registration Nos. 333-15941, 333-15943 and 333-15945 of our report dated February 20, 1998, on our audits of the consolidated financial statements of Abercrombie & Fitch Co. and Subsidiaries as of January 31, 1998, and February 1, 1997, and for the fiscal years ended January 31, 1998, February 1, 1997, and February 3, 1996, which report is included in this Annual Report on Form 10-K.





                                               /s/ COOPERS & LYBRAND L.L.P.

                                                   COOPERS & LYBRAND L.L.P.


Columbus, Ohio
April 28, 1998